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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2003 relating to the consolidated financial statements which appear in Hexcel Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Certified Public Accountants Ltd.

Beijing, China
March 31, 2003